EXHIBIT 5(a)

May 2, 2014

Bemis Company, Inc.

One Neenah Center

4th Floor, P.O. Box 669

Neenah, WI 54957-0669

Ladies and Gentlemen:

This will refer to the registration statement on Form S-8 (the “Registration Statement’), filed by Bemis Company, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with respect to 3,282,170 shares of common stock, par value $0.10 per share, of the Company (“Common Stock”), relating to the Bemis Company, Inc. 2014 Stock Incentive Plan (the “Plan”).

As the Vice President, General Counsel and Secretary of the Company, I am familiar with the Restated Articles of Incorporation and the By-Laws of the Company and with its affairs, including the actions taken by the Company in connection with the Plan. I also have examined such other documents and instruments and have made such further investigation as I have deemed necessary or appropriate in connection with this opinion. In my review and examination, I have assumed the legal capacity of all natural persons, and that the signatures on all executed documents are genuine, all certified copies conform to the originals, and all certificates containing the relevant facts are correct.

Based on the foregoing, it is my opinion that:

(1) The Company is duly incorporated and validly existing as a corporation under the laws of the State of Missouri.

(2) All necessary corporate proceedings have been taken to authorize the issuance of the shares of Common Stock being registered under the Registration Statement, and all such shares of Common Stock, when issued and delivered pursuant to the Company’s Restated Articles of Incorporation and the Plan, and when the Registration Statement shall have become effective, will be legally issued and will be fully paid and non-assessable.

I hereby consent to the use of this opinion as Exhibit 5(a) to the Registration Statement.

Very truly yours,
/s/ Sheri H. Edison
Sheri H. Edison Vice President, General Counsel and Secretary